Exhibit 24.1

POWER OF ATTORNEY

The undersigned directors and officers of Brunswick Corporation, a Delaware corporation (the “Company”), do hereby nominate, constitute and appoint Dustan E. McCoy, Peter B. Hamilton, Lloyd C. Chatfield II and Jennifer L. Dressler, and each of them individually, the true and lawful attorney or attorneys of the undersigned, with power to act with or without the other and with full power of substitution and resubstitution, to execute in the name and on behalf of the undersigned as directors and officers of the Company, the Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 2008 and any and all amendments thereto; and each of the undersigned hereby ratifies and approves all that said attorneys or any of them shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney in one or more counterparts on the date set opposite his or her name.

Capacity	Signature	Date
Chairman of the Board, Chief Executive Officer (Principal Executive Officer) and Director	/s/ DUSTAN E. MCCOY Dustan E. McCoy	February 3, 2009
Director	/s/ NOLAN D. ARCHIBALD Nolan D. Archibald	February 3, 2009
Director	/s/ ANNE E. BÉLEC Anne E. Bélec	February 3, 2009
Director	/s/ JEFFREY L. BLEUSTEIN Jeffrey L. Bleustein	February 3, 2009
Director	/s/ MICHAEL J. CALLAHAN Michael J. Callahan	February 3, 2009
Director	/s/ CAMBRIA W. DUNAWAY Cambria W. Dunaway	January 29, 2009
Director	/s/ MANUEL A. FERNANDEZ Manuel A. Fernandez	February 3, 2009

Director	/s/ GRAHAM H. PHILLIPS Graham H. Phillips	February 3, 2009
Director	/s/ RALPH C. STAYER Ralph C. Stayer	January 29, 2009
Director	/s/ J. STEVEN WHISLER J. Steven Whisler	February 3, 2009
Director	/s/ LAWRENCE A. ZIMMERMAN Lawrence A. Zimmerman	February 3, 2009